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                                                                    Exhibit 14.1


                        Consent of Independent Registered
                             Public Accounting Firm
                             ----------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-12608, 333-13716 and 333-102247) pertaining to securities offered under the Employee Stock Option Plan of Delta Galil Industries ltd. of our report dated April 11, 2006 relating to the consolidated financial statements of Delta Galil Industries Ltd. included in Amendment No. 1 to the Annual Report on Form 20-F/A for the year ended December 31, 2004.



Kesselman & Kesselman
Tel Aviv Israel
April 13, 2006